UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2014

ASHFORD HOSPITALITY PRIME, INC.

(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-35972	46-2488594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Closing of Underwritten Public Offering

On January 29, 2014, Ashford Hospitality Prime, Inc. (the “Company”) closed its previously announced underwritten public offering of 8,000,000 shares of common stock (the “Offering”). Net proceeds from the sale of the shares after underwriting discounts and estimated offering expenses are expected to be approximately $124.7 million. The Company has granted the underwriters a 30-day option to purchase up to an additional 1,200,000 shares of common stock.

The Company intends to use the net proceeds of the Offering to acquire the Sofitel Chicago Water Tower and the Pier House Resort, and for general corporate purposes and working capital, including the acquisition of additional properties in the ordinary course of business.

A registration statement on Form S-11 (File Number 333-192943) related to the Offering was filed previously with the Securities and Exchange Commission (the “SEC”) and became effective as of January 23, 2014. A final prospectus related to the Offering was filed with the SEC pursuant to Rule 424(b)(1) on January 24, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2014

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ David A. Brooks
Name:	David A. Brooks
Title:	Chief Operating Officer and General Counsel